Exhibit 99.1

MCEWEN MINING ANNOUNCES CLOSING OF FINANCING

TORONTO, December 20, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) is pleased to announce that it has closed its previously announced “bought deal” private placement of 6,634,000 common shares of the Company that will qualify as “flow-through shares” (within the meaning of subsection 66(15) of the Income Tax Act (Canada)) (the “Flow-Through Shares”) at a price of US$2.26 (Cdn$3.02) per Flow-Through Share for total gross proceeds of US$15,000,000 (Cdn$20,034,680). The Offering was completed through a syndicate of underwriters led by Cantor Fitzgerald Canada Corporation as sole bookrunner and included BMO Capital Markets and TD Securities Inc.

McEwen intends to use the proceeds of the Offering exclusively for generative exploration activities to incur eligible “Canadian exploration expenses” that will qualify as “flow-through mining expenditures” (as such terms are defined in the Income Tax Act (Canada)) related to the Company’s properties in the Timmins region of Ontario.

The securities issued pursuant to the Offering are subject to a statutory four-month hold period in accordance with applicable Canadian securities legislation and are restricted securities within the meaning of Rule 144 of the U.S. Securities Act of 1933, as amended.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the common stock. Neither the offer nor sale of the shares has been registered under the U.S Securities Act of 1933, as amended, or any applicable state securities law and the shares may not be offered for sale or sold unless registered under the Securities Act or pursuant to an exemption from the registration requirements.

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 345 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns roughly 23% of the shares.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, the Company estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the use of proceeds of the Offering, the timing and ability of the Company, if at all, to obtain final approval of the Offering from the Toronto Stock Exchange, the tax treatment of the Flow-Through Shares, the timing of the tax renunciation to the subscribers, and statements regarding exploration results and exploration plans. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, significant variations from estimates, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866)-441-0690